FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

ir@geoi.net

FORTUNE SMALL BUSINESS RANKS AMERICA’S FASTEST-GROWING SMALL COMPANIES

GEORESOURCES, INC. IN TOP TEN

Williston, ND June 27, 2006—GeoResources, Inc. (Nasdaq: GEOI) today reported FORTUNE Small Business announced that GeoResources, Inc. has been ranked 9th on the sixth annual FSB 100 list of the fastest growing small companies in America. The list, which is comprised of public companies, appears in the July/August issue of FORTUNE Small Business and is available at FSB.com.

Company President J. P. Vickers said, “We are very pleased to report that we have been ranked in the top ten of the FSB 100 list this year.  As we continue with our drilling and workover projects, and if commodity prices remain strong, we look forward to a rewarding year for our shareholders.”

To compile the sixth annual list, FORTUNE Small Business asked financial research firm Zacks to rank public companies with revenues less than $200 million and a stock price of more than $1, based on their percentage growth in earnings, revenue, and stock performance over the past three years.  Banks and real estate firms were excluded.

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